Exhibit 99.2

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 25, 2009.

Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com/FCSX
		•	Follow the steps outlined on the secure website.
Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain	+
1.

Proposal to adopt the Agreement and Plan of Merger, dated as of July 1, 2009, by and among International Assets Holding Corporation, a Delaware corporation, International
Assets Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of
International Assets, and FCStone Group, Inc.

		☐	☐	☐

2.	Proposal to adjourn the special meeting, including if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

		Grant	Withhold

3.	Such other matters, related to the foregoing or otherwise, as properly may come before the special meeting or any adjournment thereof (the Company’s board of directors has advised that at present it knows of no other business to be presented by or on behalf of the Company or its management at the special meeting).	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

SPECIAL MEETING OF THE STOCKHOLDERS OF FCSTONE GROUP, INC.

September 25, 2009

The undersigned hereby appoints Bruce Krehbiel, Paul G. Anderson and William Dunaway, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the special meeting of the stockholders of FCStone Group, Inc. to be held in the Hilton Kansas City Airport located at 8801 NW 112th Street, Kansas City, Missouri, on Friday, September 25, 2009, commencing at 9:00 a.m., local time, and any adjournment thereof, and to vote all of the stock of our company, standing in the name of the undersigned on its books as of the close of business on August 11, 2009, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the matters specified on the reverse.

The undersigned hereby acknowledges receipt of the notice of special meeting and proxy statement, dated August 19, 2009, and hereby revokes all proxies heretofore given with respect to the matters being considered and voted upon at the special meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the adoption of the merger agreement and FOR the proposal to adjourn the special meeting if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. Our board of directors recommends approval of all such proposals. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the annual meeting. This proxy is solicited on behalf of our board of directors and may be revoked prior to its exercise.

NOTE: PLEASE DATE, SIGN, AND RETURN THIS PROXY TO THE TABULATOR USING THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain	+
1.

Proposal to adopt the Agreement and Plan of Merger, dated as of July 1, 2009, by and among International Assets Holding Corporation, a Delaware corporation, International Assets Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of International Assets, and FCStone Group, Inc.

		☐	☐	☐

2.	Proposal to adjourn the special meeting, including if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐
		Grant	Withhold
3.

Such other matters, related to the foregoing or otherwise, as properly may come before the special meeting or any adjournment thereof (the Company’s board of directors has advised that at present it knows of no other business to be presented by or on behalf of the Company or its management at the special meeting).

		☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X 0 2 3 0 5 4 2	+

<STOCK#> 013C0B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPECIAL MEETING OF THE STOCKHOLDERS OF FCSTONE GROUP, INC.

September 25, 2009

The undersigned hereby appoints Bruce Krehbiel, Paul G. Anderson and William Dunaway, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the special meeting of the stockholders of FCStone Group, Inc. to be held in the Hilton Kansas City Airport located at 8801 NW 112th Street, Kansas City, Missouri, on Friday, September 25, 2009, commencing at 9:00 a.m., local time, and any adjournment thereof, and to vote all of the stock of our company, standing in the name of the undersigned on its books as of the close of business on August 11, 2009, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the matters specified on the reverse.

The undersigned hereby acknowledges receipt of the notice of special meeting and proxy statement, dated August 19, 2009, and hereby revokes all proxies heretofore given with respect to the matters being considered and voted upon at the Special meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the adoption of the merger agreement and FOR the proposal to adjourn the special meeting if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. Our board of directors recommends approval of all such proposals. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the annual meeting. This proxy is solicited on behalf of our board of directors and may be revoked prior to its exercise.

NOTE: PLEASE DATE, SIGN, AND RETURN THIS PROXY TO THE TABULATOR USING THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE.